Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No.1, of our report dated July 17, 2020, relating to the balance sheet of BowX Acquisition Corp. as of May 26, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from May 19, 2020 (inception) through May 26, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
July 27, 2020